UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2006

UNICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51461	04-3174345

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place, 170 Tracer Lane, Waltham, Massachusetts	02451-1379

(Address of Principal Executive Offices)	(Zip Code)
(781) 839-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-99.1 PRESS RELEASE

Item 1.01.   Entry into a Material Definitive Agreement
     On March 7, 2006, Unica Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lorax Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Subsidiary”), and Sane Solutions, LLC, a Rhode Island limited liability company (the “Target”).
     The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, the Target will merge with and into the Merger Subsidiary (the “Merger”), with the Merger Subsidiary continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company. At the effective time of the Merger, each limited liability company interest of the Target will be converted into the right to receive a portion of the merger consideration. The merger consideration consists of cash in an amount equal to $21,812,500 and 151,984 shares (the “Escrow Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, in connection with the Merger, the Company will assume certain liabilities and pay transaction-related costs. Pursuant to the Merger Agreement, the Company has agreed to (i) grant restricted stock unit awards for an aggregate of 88,293 shares of the Company’s Common Stock to specified employees of the Target, (ii) assume bonus payments aggregating $640,625 to specified employees of the Target and (iii) make available an aggregate of $385,000 to provide relocation incentive payments.
     Pursuant to the Merger Agreement, at the closing of the Merger, the Escrow Shares will be deposited into an escrow account to secure certain indemnification obligations of the former members (the “Members”) of the Target. The indemnification obligations of the Members under the Merger Agreement are limited to the Escrow Shares. On the second anniversary of the closing, the balance of the escrow account in excess of any amounts held for unresolved claims will be distributed to the Members.
     The transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of customary closing conditions. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Merger Agreement.
     The Company issued a press release announcing the Merger on March 7, 2006, which is attached as Exhibit 99.1 to this report.
Item 9.01.   Financial Statements and Exhibits
     (d) Exhibits.
               See the Exhibit Index attached to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	Unica Corporation
	By:	/s/ Samuel J. Gallo
Samuel J. Gallo
Vice President and General Counsel

Exhibit Index

2.1*	Agreement and Plan of Merger, dated as of March 7, 2006, by and among Unica Corporation, Lorax Acquisition Corp. and Sane Solutions, LLC

99.1	Press Release, dated March 7, 2006, issued by Unica Corporation
*	Certain schedules and exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.